Exhibit 99.1

AVNET, INC. ANNOUNCES CHANGE IN CONTROL NOTIFICATION
FOR BELL MICROPRODUCTS, INC.
3 3/4% CONVERTIBLE SUBORDINATED NOTES, DUE 2024
3 3/4% CONVERTIBLE SUBORDINATED NOTES, SERIES B DUE 2024

Phoenix, Ariz. — July 16, 2010 — Avnet, Inc. (NYSE –AVT) today announced that its wholly-owned subsidiary, Bell Microproducts, Inc. (“Bell”), is notifying holders of its 3 3/4% Convertible Subordinated Notes, due 2024 and 3 3/4% Convertible Subordinated Notes, Series B due 2024 (together, the “Notes”) that a Change in Control has occurred on July 6, 2010 as a result of the merger between Avnet, Inc. and Bell. Pursuant to the terms of the Notes and the notice, holders have the right to require Bell to purchase, on August 31, 2010, all or a portion of such holders’ Notes by way of delivering a Change in Control Purchase Notice to the Trustee, at a price equal to $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest up to, but not including August 31, 2010. The aggregate principal amount of the Notes is $110 million.

As required by rules of the Securities and Exchange Commission, Bell will file a Tender Offer Statement on Schedule TO later today. In addition, a copy of Bell’s notice to holders (a copy of which will be attached as an exhibit to such Schedule TO) specifying the terms, conditions and procedures for exercising the Change in Control Purchase Notice will be available through The Depository Trust Company and the paying agent, which is Wells Fargo Bank. None of Bell, its board of directors, or its employees has made or is making any representation or recommendation to any holder as to whether to exercise or refrain from exercising its rights under the Change in Control Purchase Notice.

Note holders’ opportunity to exercise the Change in Control Purchase Notice will commence on July 16, 2010, and will terminate at 5:00 p.m., New York City time, on August 30, 2010. Holders may withdraw any previously delivered purchase notice pursuant to the terms of the Change in Control Purchase Notice at any time prior to 5:00 p.m., New York City time, on August 30, 2010.

The address of the paying agent is: Wells Fargo Bank, N.A., Corporate Trust Services, MAC N9311-110, 625 Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Administration — Bell Micro Account Manager.

This press release is for informational purposes only and is not an offer to purchase, or the solicitation of an offer to purchase, the Notes.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of US $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Investor Relations
Vincent Keenan
Vice President, Investor Relations
Vincent.keenan@avnet.com
(480) 643-7053